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                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]
------------------------------------------------------------------------------------
4600 N. Beach Street * Haltom City * Texas 76137 * (817)605-5300 * Fax (817)581-2049


FOR IMMEDIATE RELEASE               CONTACT               Joseph W. Halligan
                                                          President and CEO
                                                          (817) 605-6601

                                                          David A. Lattanzio
                                                          Vice President and CFO
                                                          (817) 605-6602


                         PHARMCHEM REPORTS 2002 RESULTS

      HALTOM CITY, TX; MARCH 20, 2003 -- PharmChem, Inc. (NASDAQ: PCHM) today reported net sales from continuing operations of $7,227,000 for the fourth quarter ended December 31, 2002, a decrease of 10.5% from 2001 net sales of $8,078,000. The Company's net income from continuing operations in the quarter was $49,000, or $0.01 per share, compared to a net loss from continuing operations last year of $824,000, or $0.14 per share.

      The prior year results include $33,000 of goodwill amortization which, under SFAS No. 142, adopted by the Company effective January 1, 2002, is no longer required. Excluding the amortization of goodwill, the net loss from continuing operations for 2001's fourth quarter, on a pro forma basis, would have been $791,000, or $0.14 per share.

      Net sales from continuing operations for 2002 were $30,085,000, a decrease of 17.7% from last year's net sales of $36,566,000. The Company reported a net loss from continuing operations of $1,294,000, or $0.22 per share, for the year versus a loss last year from continuing operations of $9,475,000, or $1.62 per share.

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


      Last year's results include $5,867,000 of nonrecurring costs related to the Company's relocation to Texas, a $1,029,000 restructuring charge and $130,000 of goodwill amortization. As previously reported, in connection with the closure of the Menlo Park, California facility, the Company recorded a restructuring charge of $1,029,000 in the second quarter of 2001 which included severance, clean up, remediation, repairs, legal and other estimated costs. As of December 31, 2002, $795,000 had been charged against this accrual.

      Excluding these nonrecurring costs, the restructuring charge and the amortization of goodwill, the net loss from continuing operations in 2001, on a pro forma basis, would have been $2,449,000, or $0.42 per share.

      These amounts exclude the results of Medscreen, which, as previously reported, was sold in March 2002, and are being reported as discontinued operations. The net loss in the fourth quarter of 2001 after the inclusion of income from discontinued operations of $277,000, or $0.05 per share, was $547,000, or $0.09 per share. There were no discontinued operations in the fourth quarter of 2002.

      After including Medscreen's net income of $359,000 in 2002 (which represents three months of operations) versus $999,000 in 2001 (representing twelve months of operations), and the net gain in 2002 on the sale of Medscreen of $4,277,000, the Company reported net income of $3,342,000, or $0.57 per share, for 2002, compared to a net loss of $8,476,000, or $1.45 per share, for the same period last year.

      Specimen volume was lower by 16.1% in the fourth quarter this year versus the same period last year. Volume declines were experienced in each of the customer classes in the fourth quarter and the full year as a result of the economic downturn and the use, by some customers, of competitive products.

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


      Net sales of products and other non-laboratory services in the U.S. rose 4.8% in the fourth quarter. For the year, these sales were lower, however, by 5.1%. Sales of products and other non-laboratory services were 21.7% of net sales in 2002 compared to 18.8% in 2001.

      For 2002, cost of sales and operating expenses amounted to $30,868,000, versus, on a pro forma basis, $38,667,000 for the same period a year ago (excluding nonrecurring costs, the restructuring charge and amortization of goodwill). This represents a 20.2% reduction in expenses compared to a net sales decline of 17.7%. Since August 2001, the Company has laid off 30% of its U.S. workforce. The annualized savings resulting from these layoffs are estimated to be $2.7 million.

      Capital expenditures for 2002 were $1,415,000 versus $5,275,000 last year; depreciation and amortization expenses were $2,251,000 this year compared to $2,028,000 last year; and EBITDA was $1,468,000 (4.9% of net sales) in 2002 and negative $203,000 (0.6% of net sales) in 2001. EBITDA is before income from discontinued operations, the gain on the sale of Medscreen and, in 2001, $6,896,000 of nonrecurring costs related to the Company's relocation and the restructuring charge.

      On February 20, 2003, the Company received notification from Nasdaq that, for the past 30 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares of $1 million as required for inclusion by Marketplace Rule 4310(c)(7). Publicly held shares exclude shares held directly or indirectly by any officer or director of the Company or by any person who is beneficial owner of more than 10% of total shares outstanding. As a result, the Company will be provided with 90 calendar days, or until May 21, 2003, to regain

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


compliance. If, at anytime before May 21, 2003, such market value is $1,000,000 or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company is in compliance. If compliance cannot be demonstrated by May 21, 2003, Nasdaq will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal to a Listing Qualifications Panel.

      In addition, as previously reported, the Company is not in compliance with the $1.00 minimum bid price as required for listing on the Nasdaq SmallCap Market. The Company has been granted a grace period until April 7, 2003, to comply with this rule. On January 30, 2003, Nasdaq announced plans to extend its pilot program governing bid price rules whereby the grace period for Nasdaq SmallCap issuers demonstrating compliance with initial listing criteria would be extended up to 540 days from 180 days. Such plan will be presented to the Securities and Exchange Commission for approval.

      The foregoing may include certain forward-looking statements which involve risks and uncertainties including, without limitation, competitive conditions, economic conditions, credit availability, customer concentration, the possibility that contracts may be terminated or not renewed, and regulatory issues. These and other factors affecting operating results will be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

      The Company's Annual Meeting of Stockholders will be held on May 13, 2003 for stockholders of record on April 1, 2003. Proxies and related material will be mailed on or about April 19, 2003.

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


      PharmChem is a leader in the field of providing services to clients seeking to detect and deter the use of illegal drugs. PharmChem operates a certified forensic drug testing laboratory in Haltom City, Texas.

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


                                 PHARMCHEM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (000's omitted except per share amounts and percentages)
                                   (unaudited)


                                                                    THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                         DECEMBER 31,                DECEMBER 31,
                                                                   ----------------------       -----------------------
                                                                     2002          2001           2002           2001
                                                                   --------      --------       --------       --------
Net sales                                                          $  7,227      $  8,078       $ 30,085       $ 36,566
Cost of sales                                                         5,306         6,667         23,013         32,530 *
                                                                   --------      --------       --------       --------
Gross profit                                                          1,921         1,411          7,072          4,036
                                                                   --------      --------       --------       --------

Operating expenses                                                    1,716         2,066          7,855         12,004 *
Amortization of goodwill                                                 --            33             --            130
Restructuring charge                                                     --            --             --          1,029
                                                                   --------      --------       --------       --------
                                                                      1,716         2,099          7,855         13,163
                                                                   --------      --------       --------       --------
Income (loss) from operations                                           205          (688)          (783)        (9,127)
                                                                   --------      --------       --------       --------

Interest expense                                                        145           178            651            457
Other expense (income)                                                   11             4            (71)           (22)
                                                                   --------      --------       --------       --------
                                                                        156           182            580            435
                                                                   --------      --------       --------       --------

Income (loss) from continuing operations before income taxes             49          (870)        (1,363)        (9,562)
Benefit from income taxes                                                --           (46)           (69)           (87)
                                                                   --------      --------       --------       --------
  Income (loss) from continuing operations                               49          (824)        (1,294)        (9,475)
                                                                   --------      --------       --------       --------

Discontinued operations:
   Income from operations of Medscreen, Ltd. (less income
    taxes of $197 for the three months ended December 31, 2001 and $193 and $558 for the twelve months ended December 31,
    2002 and 2001, respectively)                                         --           277            359            999
  Gain on sale of Medscreen (less income taxes of $1,116)                --            --          4,277             --
                                                                   --------      --------       --------       --------
Net income (loss)                                                  $     49      $   (547)      $  3,342       $ (8,476)
                                                                   ========      ========       ========       ========

Net income (loss) per common share:
  Continuing operations                                            $   0.01      $  (0.14)      $  (0.22)      $  (1.62)
  Discontinued operations                                                --          0.05           0.79           0.17
                                                                   --------      --------       --------       --------
  Net income (loss)                                                $   0.01      $  (0.09)      $   0.57       $  (1.45)
                                                                   ========      ========       ========       ========

Weighted average shares outstanding:                                  5,853         5,853          5,859          5,851
                                                                   --------      --------       --------       --------

EBITDA:**
  Amount                                                           $    758      $   (152)      $  1,468       $   (203)
                                                                   ========      ========       ========       ========
  Margin                                                               10.5%         (1.9%)          4.9%          (0.6%)
                                                                   --------      --------       --------       --------

* Includes $4,106 in cost of sales and $1,761 in operating expenses of nonrecurring costs associated with relocating to Texas.

** Earnings from continuing operations before taxes, interest, other expense (income), depreciation and amortization, and, for 2001, before nonrecurring costs and restructuring charge.

                                                                    EXHIBIT 99.1

[PHARMCHEM LOGO]


                                 PHARMCHEM, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (000'S OMITTED)
                                   (UNAUDITED)

                                     DECEMBER 31,        DECEMBER 31,
                                         2002                2001*
                                     ------------        ------------
Cash and cash equivalents              $ 4,213            $   197
Other current assets                     5,611              8,992
                                       -------            -------
  Total current assets                   9,824              9,189
Property and equipment, net             12,074             12,915
Non-current assets                         769              3,105
                                       -------            -------
  Total                                $22,667            $25,209
                                       =======            =======

Line of credit and current portion
of long-term debt                      $ 5,722            $ 7,212
Other current liabilities                5,772              8,229
                                       -------            -------
  Total current liabilities             11,494             15,441

Long-term debt                             814              3,030
Stockholders' equity                    10,359              6,738
                                       -------            -------
  Total                                $22,667            $25,209
                                       =======            =======


* The December 31, 2001 balance sheet has been reclassified to include Medscreen's excess of net current ($526) and non-current ($1,613) assets over liabilities in "other current assets" and "non-current assets" above.